                                                                      Exhibit 12


                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)



                                                             Nine months ended
                                                             September 30, 1996
                                                            --------------------

Income before provision for income taxes....................     $    2,295.5
Equity in income of less than majority-owned subsidiaries...           (271.7)
Dividends from less than majority-owned subsidiaries........             92.9
Interest expense, including interest on capital lease
 obligations.. .............................................            366.4
Portion of rent expense representative of the interest
 factor.....................................................             64.3
                                                                 ------------
Income, as adjusted.........................................     $    2,547.4
                                                                 ============

Fixed charges:
Interest expense, including interest on capital lease
 obligations................................................     $      366.4
Portion of rent expense representative of the interest
 factor.....................................................             64.3
Capitalized interest........................................             39.8
Preferred stock dividend....................................             11.6
                                                                 ------------
Fixed charges...............................................     $      482.1
                                                                 ============

Ratio of Earnings to Fixed Charges..........................             5.28
                                                                 ============